                                                                  EXHIBIT 10.20


                         DEFERRED COMPENSATION AGREEMENT
                                     BETWEEN
                          BENTLEY SYSTEMS, INCORPORATED
                                       AND
                           [                        ]

                         DEFERRED COMPENSATION AGREEMENT

            THIS AGREEMENT is made as of this 6th day of August, 1999 (the "Agreement Date") between Bentley Systems, Incorporated, a Delaware corporation ("Employer"), and [_____________________] ("Executive").

            The parties hereto, intending to be legally bound hereby, agree as follows:

            1. Deferred Compensation Account. As of August 6, 1999, Employer shall establish on its books a Deferred Compensation Account (the "Account") for Executive, and will credit to such Account an amount equal to
[$           ].

            2. Agreement Unfunded. This Agreement shall be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Executive shall have the status of a general unsecured creditor of Employer and this Agreement shall constitute a mere promise by Employer to make payments in the future. Employer may establish a grantor trust to which general corporate assets may be contributed in order to assist Employer in meeting its obligation under this Agreement.

            3. Interest on Deferred Amount. Interest on the amount credited to Executive's Account pursuant to Paragraph 1 shall be paid directly to Executive on the business day coincident with or first following August 6, 2000 and August 6 of each year (or partial year) of this Agreement thereafter, at the rate of six percent (6%) per annum, until the amount credited to Executive's Account is paid in accordance with Paragraph 4 (at which time all accrued but unpaid interest shall also be paid).

            4. Payment of Deferred Amount

                  (a) Date Certain. The amount credited to Executive's Account shall be paid to Executive in a single lump-sum amount on August 6, 2005.

                  (b) Termination of Employment. In the event Executive's employment with Employer terminates for any reason (other than death) prior to the date in subparagraph (a), the amount credited to Executive's Account shall be paid to Executive in a single lump-sum payment not later than 90 days following the termination.

                  (c) Death. In the event Executive dies prior to the date in subparagraph (a), the amount credited to his Account shall be paid to his surviving spouse in a single lump-sum payment not later than 90 days following the date of death, or, if his spouse has predeceased him or if Executive is otherwise unmarried at his death, to Executive's estate.

                  (d) Change of Control. In the event of a Change of Control of Employer, the amount credited to Executive's Account shall be paid to Executive in a single lump-sum payment not later than 90 days following the Change of Control. A "Change of Control" shall be deemed to have taken place if:

                        (1) any person or entity, including a "group" (within the meaning of Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) but excluding Employer or any stockholder of Employer as of the date of this Agreement who are part of a "group" that controls Employer as of the date hereof, becomes the beneficial owner of shares of Employer having 50 percent or more of the total number of votes that may be cast for the election of directors of Employer;

                        (2) there occurs any cash tender or exchange offer for shares of Employer, merger or other business combination involving Employer, or sale of all or substantially all of the assets of Employer, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of Employer before the event shall cease to constitute a majority of the Board of Directors of Employer or any successor to Employer; or

                        (3) during any period of two consecutive calendar years beginning after the date of the initial public offering of the common stock of Employer, members of the Incumbent Board cease for any reason to constitute a majority of the Board. For this purpose, the "Incumbent Board" shall consist of the individuals who at the beginning of such period constitute the entire Board and any new director - other than a director (i) designated or nominated by, or affiliated with, a person who has entered into an agreement with Employer to effect a transaction described in (2) above, or (ii) who initially assumed office as result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Exchange Act), or other actual or threatened solicitation of proxies or contest by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest - whose election by the Board or nomination for election by the stockholders of Employer was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

                        (4) As used in (1), (2), and (3) above, the terms "person" and "beneficial owner" have the same meaning as such terms under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

                  (e) Initial Public Offering. In the event of an initial public offering of equity securities of Employer which is registered under the Securities Act of 1933, as amended, the amount credited to Executive's Account shall be paid to Executive in a single lump-sum payment no later than six months following the initial public offering.

            5. Amendment or Termination. This Agreement may be amended or terminated upon the mutual agreement of Employer and Executive.

            6. Withholding; Payroll Taxes. Employer shall withhold from any payment made under this Agreement any taxes required to be withheld for Federal, state, or local taxes.

            7. Non-Alienation. No benefits under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Executive or his spouse or estate, and any attempt to do so shall be void and unenforceable. Such benefits shall not be subject to or liable for the debts, contracts, liabilities, engagements, or torts of Executive or his spouse or estate.

            8. General Funds of Employer. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind (except as provided in Paragraph 2), or a fiduciary relationship between Employer and Executive, his spouse or estate, or any other person. To the extent that any person acquires a right to receive payments from Employer under this Agreement, such right shall be no greater than the right of an unsecured general creditor of Employer.

            9. No Effect on Benefit Plans. No deferred compensation payable under this Agreement shall be deemed salary or other compensation to Executive for the purpose of computing benefits to which he may be entitled under any pension or profit-sharing plan or other arrangement of Employer for providing benefits to its employees.

            10. Interpretation of Agreement. Employer shall have full power and authority to interpret, construe, and administer this Agreement. Employer's interpretation and construction thereof, and actions thereunder, including any valuation of Executive's Account, or its determination of the amount or recipient of payments to be made therefrom, shall be binding and conclusive on all persons for all purposes. Employer shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to its own willful misconduct.

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            11.  Binding Nature.  This Agreement shall be binding upon and inure to the benefit of Employer, its successors and assigns, and Executive and his heirs, executors, administrators, and legal representatives.

            12. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

            IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by its duly authorized officer, and Executive has hereunto set his hand and seal on the date first above written.


EXECUTIVE                                 BENTLEY SYSTEMS, INCORPORATED



                                          By: /s/ David Nation
-------------------------------              -------------------------------
                                             Senior V.P.

                  Schedule of Deferred Compensation Agreements

     The following schedule identifies the individuals that have executed a Deferred Compensation Agreement, dated August 6, 1999, with Bentley Systems, Incorporated. The schedule also sets forth the amounts credited to such individuals' accounts.


          Name:                                   Amount Credited
          -----                                   ---------------
          Barry J. Bentley                        $1,142,221

          Gregory S. Bentley                      $1,142,225

          Keith A. Bentley                        $1,142,221

          Raymond B. Bentley                      $571,111

          Richard P. Bentley                      $571,111

          David G. Nation                         $571,111